FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue

New York, New York 10171

(Address of principal executive offices) (Zip Code)

(212) 813-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

The second paragraph of the disclosure under Item 7.01 – Regulation FD Disclosure is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a repatriation tax on deemed earnings of foreign subsidiaries.

Based on our preliminary analysis and currently available information, we estimate that the enactment of the Tax Act will result in a non-recurring income tax expense in the range of $11 million to $14 million for the quarter ended December 31, 2017. Such amount relates to the repatriation tax and the re-measurement of U.S. deferred tax assets, among other items.

We also estimate that the Tax Act will impact our effective tax rate in 2018 and beyond. We currently anticipate that our effective tax rate will be between 23.0% and 25.0% for 2018, inclusive of excess tax benefits from share-based compensation.

This estimated effective tax rate for 2018 is a forward-looking statement. Our actual effective tax rate for 2018 and the other impacts of the Tax Act discussed in this Current Report on Form 8-K may differ from the provided estimates, possibly materially, due to, among other things, changes in interpretations and assumptions made by us, additional guidance that may be issued and actions taken by us as a result of the Tax Act. The effects of the Tax Act provisions are still being evaluated by management, and this Current Report on Form 8-K does not purport to disclose all effects of the Tax Act which could have material positive or negative impacts on our current or future tax position. We anticipate providing additional information, including the impact to our earnings per share, in our fourth quarter earnings call scheduled for January 31, 2018.

The information included in this Current Report on Form 8-K that is furnished pursuant to Item 2.02 and Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K that is furnished pursuant to Item 2.02 and Item 7.01 shall not be incorporated by reference into any filing of the MarketAxess Holdings Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: January 11, 2018	By:	/s/ Antonio L. DeLise
		Name:	Antonio L. DeLise
		Title:	Chief Financial Officer

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